FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement is dated September 12, 1995 and is entered into by, among, and between CRW Financial, Inc., a Delaware corporation ("Borrower"), Casino Money Centers, Inc., a Delaware corporation, CRW California, Inc., a Delaware corporation, CRW Texas, Inc., a Delaware corporation, and Kaplan & Kaplan, Inc., a Delaware corporation (collectively, the "Guarantors" and severally each a "Guarantor") and Mellon Bank, N.A., a national banking association ("Lender").

WHEREAS, Borrower has requested that Lender amend the Loan and Security Agreement ("Agreement") dated May 10, 1995 between CRW Financial, Inc., a Delaware corporation, Casino Money Centers, Inc., a Delaware corporation, CRW California, Inc., a Delaware corporation, CRW Texas, Inc., a Delaware corporation, and Kaplan & Kaplan, Inc., a Delaware corporation, and Mellon Bank, N.A.; and

WHEREAS, Lender has agreed, as set forth below, to amend section 6.11 (a) of the Agreement; and

WHEREAS, the Guarantors have agreed to this First Amendment, and that their respective Surety Agreements dated May 10, 1995 (collectively, the "Surety Agreements") remain in full force and effect.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound, the parties hereto hereby agree as follows:

     1. Section 6.11 (a) of the Agreement, entitled Capital Expenditures, is hereby amended and restated in its entirety to read as follows:

     (a) Capital Expenditures: Obligors shall not expend, on an aggregate basis, for Capital Expenditures (calculated on a non-cumulative basis) more than
     (1) $500,000.00 in any fiscal year, except as provided in items (2) and (3) below; (2) $750,000.00 in fiscal year 1995, and (3) in fiscal year 1996, an amount equal to $500,000.00 less the amount of the difference between Capital Expenditures actually expended in fiscal year 1995 and $500,000.00, provided, however, that the Hewlett Lease shall be excluded from calculations in items (1) - (3) of this paragraph 6.11 (a).

Except as specifically amended and modified pursuant to this First Amendment, the Agreement, the Surety Agreements, and all documents related thereto shall remain in full force and effect in accordance with their original terms. Neither the Agreement nor this First Amendment may be further modified or amended except pursuant to a written instrument executed by the parties hereto. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to such terms in the Agreement. This Amendment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, by their duly authorized signatories have executed this First Amendment on the date first above written.


MELLON BANK N.A.

By:  /s/ Liz A. Mellace
   -----------------------------
         Liz A. Mellace, AVP

                                           CRW FINANCIAL, INC.

Attest: /s/ Joy D. Johnson                 By: /s/ Jonathan P. Robinson
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                                           CASINO MONEY CENTERS, INC.

Attest: /s/ Joy D. Johnson                 By: /s/ Jonathan P. Robinson
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                                           CRW CALIFORNIA, INC.

Attest: /s/ Joy D. Johnson                 By: /s/ Jonathan P. Robinson
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                                           CRW TEXAS, INC.

Attest: /s/ Joy D. Johnson                By: /s/ Jonathan P. Robinson
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                                           KAPLAN & KAPLAN, INC.

Attest: /s/ Joy D. Johnson                By: /s/ Jonathan P. Robinson
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